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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549







                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): February 13, 2001





                       HISPANIC TELEVISION NETWORK, INC.
              (Exact Name of Registrant as Specified in Charter)




       Delaware                          000-23105                75-2504551
    (State or Other Jurisdiction         (Commission            (IRS Employer
    of Incorporation)                    File Number)        Identification No.)

  6125 Airport Freeway, Suite 200                                    76117
         Fort Worth, Texas                                         (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (817) 222-1234
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Item 5. Other Events.

Material Event

On February 20, 2001, Emilio Gorriti was appointed to the position of Chief Executive Officer of Hispanic Television Network, Inc. (Nasdaq symbol: HTVN) (the "Registrant"). Mr. Gorriti fills this position upon the resignation of James A. Ryffel, the company's Chairman of the Board, who was Interim Chief Executive Officer of the Company.

On February 13, 2001, Mr. Gorriti was elected to the board of directors of Hispanic Television Network, Inc. bringing the current board membership to five. The Company's current board members are: James A. Ryffel, Douglas K. Miller, Hector Saldana, J. Michael Stewart and Emilio Gorriti.

Additionally, on February 20, 2001, Michael Fletcher was appointed to the position of Chief Operating Officer of Hispanic Television Network, Inc. Mr. Fletcher has been with the company since July 11, 2000 where he has been acting as Executive Vice President of HTVN and President of HTVN owned Televideo. Mr. Fletcher fills the Chief Operating Officer position after it was vacated by Karen Lincoln who is currently pursuing other interests.

Cautionary Language Concerning Forward-Looking Statements Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in HTVN's filings with the Securities and Exchange Commission. HTVN disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               HISPANIC TELEVISION NETWORK, INC.




Date: February 13, 2001                        By: /s/ Emilio Gorriti
                                                 -------------------------------
                                               Chief Executive Officer